EXHIBIT 23.1

HANSEN, BARNETT& MAXWELL
                         A Professional Corporation
           CERTIFIED PUBLIC ACCOUNTANTS
                           5 Triad Center, Suite 750
                     Salt Lake City, UT 84180-1128
                            Phone: (801) 532-2200
                              Fax: (801) 532-7944
                                www.hbmcpas.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
MagnaData, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated September 16, 2003 with respect to the August 31, 2003 financial statements of MagnaData, Inc. in the Registration Statement on Form SB-2 relating to the registration of 30,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

                                                                                   /s/ Hansen, Barnett & Maxwell

                                                                                    HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
October 20, 2003